CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 23, 2018, relating to our audit of Shepherd’s Finance, LLC and subsidiaries’ (the “Company”) consolidated financial statements as of and for the years ended December 31, 2017 and 2016, which appears in this Amendment No. 2 to Form S-1 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC
Enterprise, Alabama
March 4, 2019